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                                                                   Exhibit 10.31


                             AMENDED AND RESTATED
                        EXECUTIVE EMPLOYMENT AGREEMENT

      AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT, executed as of May 1, 2001 by and between The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Company"), and Alan N. Stillman, an individual residing at 322 East 57th Street, New York, NY 10032 (the "Executive").

      WHEREAS, the Company and the Executive entered into an Executive Employment Agreement dated as of January 1, 1998 (the "Original Agreement"); WHEREAS, the Executive and the Company wish to amend and restate the Original Agreement;

      WHEREAS, the Company desires to engage the services of the Executive as its Chairman and Chief Executive Officer;

      WHEREAS, the Executive desires to be so employed by the Company; and

      WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

      Section 1. EMPLOYMENT. The Company hereby employs the Executive as its Chairman and Chief Executive Officer and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.

      Section 2. TERM. Unless sooner terminated as provided in Section 9, the term of employment under this Agreement shall begin immediately prior to effective date of the first sale
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by the Company of equity securities pursuant to a registration statement file under the Securities Act of 1933, as amended (the "IPO") and shall conclude on the fifth anniversary of the effective date hereof (as such term may be terminated pursuant to Section 9 the "Employment Term"). In the event that the term of the Executive's employment is not renewed upon expiration of the Employment Term under terms mutually acceptable to the parties, then at the Executive's option, his service as a consultant (the "Consulting Period") shall begin on the day next following the Employment Term and shall conclude on the fifth anniversary thereof. If the IPO shall not have occurred by December 31, 2001, this Agreement shall be null and void.

      Section 3. DUTIES.

      Section 3.01. DUTIES DURING EMPLOYMENT TERM. During the Employment Term, the Executive shall serve as Chairman and Chief Executive Officer, and he shall perform additional duties as the Board of Directors of the Corporation may assign to him from time to time. The Executive hereby agrees to devote his time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Employment Term.

      Section 3.02. DUTIES DURING CONSULTING PERIOD. During the Consulting Period, the Executive will act as a consultant to the Company and provide such consulting services concerning the business, affairs, creative direction and management of the Company as may be reasonably requested by the Board of Directors of the Company, which shall be performed at a time and place mutually convenient to both parties. The Company shall use its best efforts to require the Executive's consulting services under this Agreement at times and places compatible with his other activities during the Consulting Period.

      Section 4. SALARY; COMPENSATION.


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      Section 4.01. BASE SALARY DURING EMPLOYMENT TERM. In consideration of the services rendered by the Executive under this Agreement during the Employment Term, the Company shall pay the Executive a base salary (the "Base Salary") at the rate of Six Hundred Ninety Thousand Dollars ($690,000) per calendar year. The Base Salary shall be increased each year by an amount equal to five percent (5%) of the Base Salary for the immediately preceding year, commencing on the first anniversary of the effective date of this Agreement, to reflect increases in the cost of living. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried key executive employees.

      Section 4.02. COMPENSATION DURING CONSULTING PERIOD. In consideration of the services rendered by the Executive under this Agreement during the Consulting Period, the Company shall pay the Executive compensation (the "Consulting Compensation") at the rate of One Hundred Fifty Thousand Dollars ($150,000) per calendar year. The Consulting Compensation shall be paid in arrears in equal monthly installments.

      Section 4.03 DEFERRED COMPENSATION. The Company acknowledges that as of May 1, 2001, it owed the Executive deferred compensation of Three Hundred and Twenty Thousand ($320,000) Dollars, which amount is being paid to the Executive at the rate of Forty Thousand($40,000) Dollars per month. Such amount shall continue to be payable to the Executive following termination of this Agreement for any reason.

      Section 5. BONUS COMPENSATION. The Executive shall be eligible to earn a bonus for each year during the Employment Term (the "Bonus Compensation") in accordance with the terms set forth on Schedule A attached hereto.

      Section 6. EQUITY PARTICIPATION. The Executive shall be eligible to participate in such option plans as are adopted from time to time by the Company. The Executive is being granted


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on the date hereof an option to purchase one hundred thousand (100,000) shares of common stock of the Company under an option agreement pursuant to the Company's 2001 Stock Incentive Plan.

      Section 7. FRINGE BENEFITS. The Executive shall receive during the Employment Term and the Consulting Period, at the expense of the Company, an automobile, a driver, an office, an assistant and tax advice and assistance in filing his tax returns, in each case consistent with such benefits received by the Executive prior to the date hereof. In addition, during the Employment Term, the Executive shall be eligible to participate in all employee fringe benefit programs as are made available from time to time to the Company's key executive employees.

      Section 8. BENEFITS. In addition to the compensation detailed in Section 4 and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

      Section 8.01. PAID VACATION. During the Employment Term, the Executive shall be entitled to thirty (30) business days paid vacation per calendar year. Such vacation shall extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder and consistent with the Company's vacation policy.

      Section 8.02. INSURANCE COVERAGE. During the Employment Term, the Company shall provide the Executive with group health, dental, disability and life insurance protection to the same extent that it makes such protection available to its other key executive employees.

      Section 8.03. REIMBURSEMENT OF EXPENSES. During the Employment Term and the Consulting Period, the Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable


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limitations and reporting requirements with respect to such expenses as the
Board may establish from time to time.

      Section 9. TERMINATION. This Agreement shall continue for the Employment Term and, if applicable, the Consulting Period, is subject to earlier termination as follows:

      Section 9.01. DEATH. This Agreement shall terminate upon the death of the Executive, except that, upon the death of the Executive during the Employment Term, the compensation provided in Section 4.01 shall continue as provided in
Section 10.03.

      Section 9.02. PERMANENT DISABILITY. In the event of any physical or mental disability of the Executive rendering the Executive unable to perform his or her duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the disability is permanent with regard to the Executive's ability to return to work in his or full capacity, this Agreement shall terminate automatically, except that, upon the disability of the Executive during the Employment Term, the compensation provided in Section 4.01 shall continue as provided in Section 10.03. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive.

      Section 9.03. BY THE COMPANY FOR CAUSE. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time during the Employment Term or the Consulting Period effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days' prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:


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            (a) The Executive shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony or a crime involving moral turpitude;

            (b) The Executive shall have repeatedly failed or refused to perform his duties hereunder and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

            (c) the Executive shall have intentionally committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company which has a material adverse effect on the Company; or

            (d) the Executive shall have (i) failed to perform his duties hereunder in a manner that is reasonably satisfactory to the Board,
            (ii) refused to carry out the duties assigned to him by the Board, or (iii) breached any one or more of the material provisions of this Agreement or the Noncompetition Agreement dated as of the date hereof, which failure, refusal or breach shall have continued for a period of at least ten (10) days after notice from the Company describing such failure, refusal or breach in reasonable detail.


      Section 9.04. BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment without Cause at any time during the Employment Term, effective upon written notice to the Executive.

      Section 9.05. BY THE EXECUTIVE WITH GOOD REASON. The Executive may terminate this Agreement at any time during the Employment Term effective upon written notice to the Company for Good Reason (as defined below). For purposes hereof, the term "Good Reason" shall mean that any one or more of the following has occurred:

            (a) The Company shall have breached in any material respect any of the obligations owed to the Executive hereunder, which breach shall continue without cause for a period of at least ten (10) days after written notice from the Executive describing such breach in reasonable detail;

            (b) The Company shall have removed the Executive as its Chairman or Chief Executive Officer, or shall have materially diminished the authority and responsibility which the Executive has on the date hereof, which diminution shall continue without cure for a period of at least ten (10) days after written notice from the Executive describing such diminution in reasonable detail; or


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            (c) The Company shall have required that the Executive relocate his principal place of employment outside of New York City.

      Section 9.06. BY THE EXECUTIVE VOLUNTARILY WITHOUT GOOD REASON. The Executive may terminate this Agreement at any time during the Employment Term or the Consulting Period without Good Reason, effective upon at least fifteen (15) business days' prior written notice to the Company.

      Section 10. TERMINATION PAYMENTS AND BENEFITS.

      Section 10.01. VOLUNTARY TERMINATION WITHOUT GOOD REASON; TERMINATION FOR CAUSE. Upon any termination of this Agreement during the Employment Term: (1) voluntarily by the Executive without Good Reason, or (2) by the Company for Cause, all payments, salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 10.

      Section 10.02. TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD Reason. In the event that this Agreement is terminated by the Company without Cause during the Employment Term, or the Executive terminates this Agreement for Good Reason, the Executive shall receive as a termination settlement (the "Termination Payment") an amount equal to the monthly Base Salary as in effect at the effective date of termination times the greater of (x) the number of months remaining in the initial five (5) year Employment Term or (y) twelve (12) months, which benefit shall be paid in equal monthly installments. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits referenced in Section 8.02 for the period that he receives the Termination Payment, and shall receive the benefits under Section 7 for the balance of the Employment Term.

      Section 10.03. TERMINATION UPON DEATH OR DISABILITY. In the event the Executive is terminated as a result of the death or disability of the Executive during the Employment Term or


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the Consulting Period, the Executive shall receive Base Salary or Consulting
Compensation, as the case may be, and benefits through the date of termination, and shall receive the proceeds of any insurance maintained pursuant to Section 8.02.

      Section 10.04. PUBLIC STATEMENT OF TERMINATION. In the event the Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law.

      Section 10.05. NO OTHER BENEFITS. Except as referenced in this Agreement, the Executive shall not be entitled to any compensation, severance or other benefits from the Company upon the termination of this Agreement for any reason whatsoever.

      Section 11. MERGER CLAUSE. The Company shall not consolidate, merge or transfer all or a substantial portion of its assets without requiring the transferee to assume this Agreement and the obligations hereunder.

      Section 12. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it


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enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

      Section 13. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

              If to the Company:      The Smith & Wollensky Restaurant
                                      Group, Inc.
                                      1114 First Avenue
                                      New York, New York  10021
                                      Attn:  President

              Copy to:                James Westra, Esq.
                                      Hutchins, Wheeler & Dittmar
                                      A Professional Corporation
                                      101 Federal Street
                                      Boston, MA  02110

              If to the Executive:    Alan N. Stillman
                                      322 East 57th Street
                                      New York, NY  10022

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 13.

      Section 14. MISCELLANEOUS.

      Section 14.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

      Section 14.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or


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obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

      Section 14.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      Section 14.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The State of New York.


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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.


                                      THE SMITH & WOLLENSKY RESTAURANT GROUP,
                                      INC.


                                      By:
                                         -------------------------------------
                                         President


                                      EXECUTIVE


                                      By:
                                         -------------------------------------
                                         Name:  Alan N. Stillman


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                                   SCHEDULE A

                               Bonus Compensation

      The Executive shall be eligible to earn Bonus Compensation upon achievement of such targets or objectives as the Board of Directors may establish from time to time. For the Company's fiscal years 2001 and 2002, such targets and objectives shall relate to the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA"). If the Company's EBITDA is less than ninety percent (90%) of the targeted EBITDA for a given year, the Executive will receive no Bonus Compensation for that year. For each year in which the EBITDA is equal to or greater than ninety percent (90%) of the targeted EBITDA for that year, Bonus Compensation shall increase on a straight line basis from zero percent (0%) to a maximum of fifty percent (50%) of the Executive's Base Salary in direct proportion to increases in EBITDA from ninety percent (90%) of the targeted EBITDA for such year to one hundred-ten percent (110%) of the targeted EBITDA for such year. Bonus Compensation shall be paid within thirty
(30) days after receipt of audited financial statements of the Company for the previous fiscal year.


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